Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (“Agreement”) is made and entered into as of November __, 2020 (the “Effective Date”) by and between ___________________ a limited liability company organized and existing under the laws of ___________ (“Borrower”), on the one hand, and __________________, a limited liability company organized and existing under the laws of the State of ____________ (“Lender”), on the other hand.

Reference is hereby made to the following:

A. Borrower intends to produce a theatrical motion picture currently entitled “_____________” (or whatever title such motion picture is now or may hereafter be known, the “Picture”) based on the original screenplay of the same name written by ________________. Said screenplay and all prior and future drafts and versions thereof are herein referred to as the “Screenplay.”

B. Borrower has requested that Lender lend and advance senior secured funds to Borrower (the “Loan”) for use in the repayment of any bridge loans and any interest thereon, and in the payment of production and delivery costs of the Picture, in the aggregate principal amount not to exceed _______________ Dollars (US $________) the (“Commitment Amount”), which amount is inclusive of the the Legal Fee, and the Interest Fee (each as defined below).

C. Lender is willing to make the Loan upon the terms and conditions herein contained and in consideration of the agreements, representations and warranties of Borrower hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS.

The following terms used in this Agreement, the Promissory Note(s) (as defined below), or in any certificate, report or other document or instrument made or delivered pursuant to this Agreement shall have the following meanings:

1.1 “Actor Agreement(s)” means the executed agreement(s) for the acting services of _______________ in the role of “_______” and _________ in the role of “_________”.

1.2 “Additional Funding” has the meaning specified in paragraph 2.9 hereof.

1.3 “Affiliated Person” means any Person (as defined below) which directly or indirectly controls, is controlled by or is under common control with Borrower. For the purposes of this definition, “control” (including with corresponding meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

1.4 “Agreement” means this Loan and Security Agreement as originally executed and as the same may hereafter from time to time be amended, supplemented, modified, extended, renewed or replaced.

1.5 “Borrower” has the meaning specified in the introductory paragraph hereof.

1.6 “Borrowing Certificate” has the meaning specified in paragraph 2.3 hereof.

1.7 “Budget” means the production budget for the Picture in the amount of ____________________ Dollars ($________), as approved by Lender, attached hereto as Exhibit “A” and incorporated herein by this reference.

1.8 “Business Day” means any day other than a Saturday, Sunday or holiday scheduled by law for commercial banking institutions in the City of Los Angeles, California.

1.9 “CAMA” has the meaning specified in paragraph 3.5 hereof.

1.10 “Cash Flow Schedule” means the cash flow schedule for the Picture as approved by Lender.

1.11 “Certificate of Incumbency” has the meaning specified in paragraph 6.2.8 hereof.

1.12 “Chain-of-Title” means those documents which demonstrate ownership of and the right of Borrower to produce, distribute, market and otherwise exploit the Picture and all ancillary and allied rights thereto throughout the universe in all media now existing or later developed (except for rights expressly reserved by third parties and approved by Lender in its sole discretion) and to grant the rights and evidence the rights to be granted to the Sales Agent (as defined below), Distributors (as defined below), licensees and others.

1.13 “Collateral” has the meaning specified in paragraph 4.1 hereof.

1.14 “Collection Account” means the following deposit account:

Bank:

Bank Address:

ABA Routing No.:

SWIFT Code:

Account name:

Account No.:

1.15 “Commitment Amount” has the meaning specified in Recital B hereof.

1.16 “Commitment Fee” has the meaning specified in paragraph 10.16 hereof.

1.17 “Condition(s) Precedent” has the meaning specified in paragraph 6 hereof.

1.18 “Copyright Mortgage(s)” means, collectively and individually, each copyright mortgage and assignment, dated on or about the date hereof, executed, notarized and delivered by Borrower, in favor of Lender in accordance with the terms of this Agreement, substantially in a form as set forth on Exhibit “B”, attached hereto and incorporated herein by this reference.

1.19 “Corporate Documents” has the meaning specified in paragraph 6.2.5 hereof.

1.20 “Default Interest” has the meaning specified in paragraph 2.8.1.

1.21 “Director Agreement” means the agreement for the directing services of ____________ (“Director”), approved by Lender.

1.22 “Direction to Pay” means Borrowers direction to pay all proceeds received by the Collection Account directly to Lender until the indefeasible repayment of the Indebtedness.

1.23 “Distribution Agreement(s)” means, collectively and individually, each distribution agreement, between Borrower (or a Sales Agent or other Licensing Intermediary [as defined below] for the Picture) and a Distributor, now or hereafter entered into, pursuant to which the Distributor has been granted, sold, conveyed, licensed, sub-licensed, leased, sub-leased, or otherwise transferred rights with respect to the distribution, sub-distribution, sale, rental, lease, sub-lease, licensing, sub-licensing, exhibition, telecast, broadcast, transmission (including, without limitation, by way of satellite or cable) or other use, exploitation or disposition of the Picture or any elements thereof and/or the copyright in any of the foregoing or any part thereof in any media existing now or in the future and in any territory specified therein (including, without limitation, motion picture, television, “home video” and all other audio-visual device rights, merchandising and commercial tie-ups, soundtrack album, music publishing, novelization and publishing rights, trailer rights, and all other allied, incidental, ancillary, and subsidiary rights), and any permitted amendments, modifications and supplements thereto.

1.24 “Distributor” shall mean any Person, as sublicensee of Borrower, Sales Agent or other Licensing Intermediary, that has entered into, or in the future enters into, a Distribution Agreement.

1.25 “Dollars” or “$” means the legal currency of the United States.

1.26 “Equipment” shall have the meaning specified in paragraph 4.1.3 hereof.

1.27 “Event of Default” has the meaning specified in paragraph 9.1 hereof.

1.28 “Expiration Date” shall have the meaning specified in paragraph 2.5 hereof.

1.29 “Gross Receipts” has the meaning specified in paragraph 4.1.1.12 hereof.

1.30 “Guild Interparty Agreement(s)” means the SAG-AFTRA Intercreditor Agreement, if any.

1.31 “Guild(s)” means SAG-AFTRA.

1.32 “Indebtedness” means all monetary obligations, contingent and otherwise, of Borrower to Lender hereunder, under the Promissory Note(s) and under the other Loan Documents (as defined below), including, without limitation, the Commitment Amount, the Additional Funding advanced by Lender in connection with the Loan (such amounts to be advanced in Lender’s sole discretion (if applicable), the Interest Fee, the Default Interest on all of the foregoing (if applicable), and all other unpaid fees, costs and expenses Borrower is obligated to pay Lender hereunder or thereunder.

1.33 “Interest Fee” has the meaning specified in paragraph 2.8.1.

1.34 “Key Payment(s)” means all payments due to satisfy Chain-of-Title, to pay the premiums for all insurance policies required pursuant to paragraph 7.10 hereof, all deposits relating to the Actor Agreement(s), deposits due to Guilds as a requirement to commence principal photography, legal fees, as well as any other payment to any third party included in the Budget which Lender determines, in its sole but reasonable discretion, is reasonably necessary for the progress of production of the Picture or to satisfy conditions for closing the Loan.

1.35 “Legal Fee” has the meaning specified in paragraph 2.4 hereof.

1.36 “Lender” has the meaning specified in the introductory paragraph hereof.

1.1 “Lender Account” means account number ___________, held at ___________, ABA # ____________, SWIFT Code _____________, in the name of __________, and any other bank account of Lender as may be provided by Lender to Borrower from time to time in writing.

1.2 “Licensing Intermediary” means each Person approved by Lender (in its sole discretion) that has been granted distribution rights in the Picture by Borrower or Sales Agent in order to mitigate foreign withholding taxes (______________., and their respective affiliates, is hereby deemed pre-approved).

1.3 “Literary Property” shall have the meaning specified in paragraph 4.1.1.1.

1.4 “Loan” has the meaning specified in Recital B.

1.5 “Loan Documents” means this Agreement, the Promissory Notes, the Membership Interest Pledge Agreement (as defined below), the Powers of Attorney, Corporate Documents, the Sales Agency Agreement, the Copyright Mortgages, the Borrowing Certificate, and all other documents, instruments and agreements executed or required to be delivered hereunder or pursuant to any transaction contemplated herein. All Loan Documents shall be in form and substance satisfactory to Lender and, unless otherwise agreed by Lender in writing, prepared by Lender’s counsel and subject to good faith negotiations.

1.6 “Maturity Date” has the meaning specified in paragraph 2.7 hereof.

1.7 “Membership Interest Pledge Agreement” means the Membership Interest Pledge Agreement entered into by and between Ellen Wander as pledgor, and Lender, as pledgee, on or about the date hereof.

1.8 “Permitted Encumbrances” means any liens, encumbrances and/or security interests approved by Lender in writing as of the date hereof.

1.9 “Person” means any natural person, entity, corporation, company, association, partnership, limited liability company, joint venture, association, joint stock company, unincorporated organization, trust, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including governmental agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

1.10 “Physical Property” shall have the meaning specified in paragraph 4.1.1.2.

1.11 “Picture” has the meaning specified in Recital A hereof.

1.12 “Power of Attorney(s)” each power of attorney, dated on or about the date hereof, executed, notarized and delivered by Borrower for the benefit of Lender and each in conformity with the terms of this Agreement, substantially in a form as set forth on Exhibit “C”, attached hereto and incorporated herein by this reference.

1.13 “Proceeds” means all sums payable to or for the benefit of Borrower from any source, including, without limitation, proceeds derived from licensing the foreign and domestic distribution rights of the Picture, pursuant to the respective Distribution Agreements, and proceeds derived from the licensing, sale, exploitation, or other turning to account of merchandising or ancillary rights relating to the Screenplay or the Picture.

1.14 “Producer Agreements” means the agreements for the producing services of Ellen Wander & Jordan Dykstra, to be approved by Lender.

1.15 “Production Account” collectively mean account number ___________, held at ________________, ABA # ___________, SWIFT Code ____________, Account Name: _______________ Reference: __________________ and any other account maintained by Borrower into which production funds for the Picture are to be advanced of which Borrower gives Lender prior written notice. The proceeds of the Loan made hereunder, except as otherwise provided in this Agreement, shall first be credited, in accordance with the applicable Borrowing Certificate, into the Production Account set forth on such Borrowing Certificate. Borrower shall maintain the Production Account through to the end of production of the Picture.

1.16 “Production Schedule(s)” means, collectively and individually, the production and post-production schedule(s) for the Picture.

1.17 “Promissory Note(s)” has the meaning specified in paragraph 2.6 hereof.

1.18 “Repayment Amount(s)” has the meaning specified in paragraph 2.7 hereof.

1.19 “SAG-AFTRA” means the Screen Actors Guild-American Federation of Television and Radio Artists.

1.20 “SAG-AFTRA Intercreditor Agreement” means that certain Intercreditor Agreement, dated on or about the date hereof, among Lender and SAG-AFTRA, in form and substance reasonably satisfactory to Lender and its counsel.

1.21 “Sales Agent” means ________________, a corporation incorporated and existing under the laws of the State of ___________, or any replacement sales agent approved by Lender and Borrower in writing. Borrower shall contractually obligate any and all sales agents in connection with the Picture to defer all their fees and expenses until all Indebtedness has been fully recouped by Lender except any proceeds from the sale or other disposition of music publishing and soundtrack rights (“Music Proceeds”) to pay and reduce production costs for the Picture. For the avoidance of doubt, all music rights (e.g. soundtrack, music publishing, etc.) for the Picture shall be sold to Warner Chappell Music and the proceeds with respect thereto shall be used for production costs for the Picture.

1.22 “Sales Agency Agreement” means that certain sales agency agreement between Sales Agent and Borrower, as approved by Lender. Lender acknowledges and agrees that Sales Agent shall be entitled to a sales commission of __% (“Sales Commission”) provided that __% of the Sales Commission shall be deferred until the Indebtedness has been paid in its entirety. In addition, Sales Agent shall be entitled to a sales and marketing fee of $__________ (the “Sales Agent Marketing Fee”), which $___________ of the Sale Agent Marketing Fee shall be payable of the budget of the Picture (the “Sales Agent Budgeted Marketing Fee”) and the other $___________ of the Sale Agent Marketing Fee payable from the gross proceeds of the Picture (the “Sales Agent Recoupable Marketing Fee”) prior to Lender recouping the Commitment Amount and in accordance with the CAMA.

1.23 “Screenplay” has the meaning specified in Recital A hereof.

1.24 “Security Interest” means a valid first priority security interest in the Collateral (including, without limitation, the Proceeds), subject to the Permitted Encumbrances.

1.25 “UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or any other state the laws of which are required to be applied in connection with the issue and perfection of the Security Interest. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.

1.26 “Uniform Commercial Code Financing Statement” has the meaning specified in paragraph 4.2 hereof.

2. AGREEMENT TO LEND; LENDER SERVICES.

2.1 Commitment. Subject to the terms and conditions of this Agreement, following execution and delivery of the Loan Documents to Lender, and the satisfaction of the Conditions Precedent (as defined below), and further subject to there not existing any uncured Events of Default (as defined below), Lender hereby agrees to advance the Loan to Borrower’s Production Account in an amount equal to the Commitment Amount, less the Interest Fee, in the following installments (provided the Lender may deduct and pay Key Payments directly to third parties [in Lender’s sole discretion) on our about the listed target dates (but subject at all times to the terms and conditions hereof, as approved by Lender writing) on our about the target dates set forth below (“Lender Funding Schedule”):

Lender Funding Schedule
Tranche	Amount	Target Date
1	$__________ USD
2	$USD
3	$USD
4	$USD
5	$USD
6	$USD
7	$USD
8	$USD
Total	$USD	= Loan

For the avoidance of doubt, Lender will fund in a maximum of 10 tranches to match the Cash Flow Schedule and Lender shall consider and, at its sole discretion, approve earlier funding draw downs as requested by Borrower. In the event production of the Picture is delayed and/or shut down for any reason related to COVID-19, Lender shall have the right, at Lender’s sole discretion, to cancel or delay any remaining Tranches. To the extent any portion of the Loan is not funded by Lender due solely to Lender’s discretion pursuant to the foregoing sentence and no Event of Default has occurred, the Repayment Amounts will be reduced (in reverse-chronological order) by the amount of the Loan that is not funded and a pro-rata portion of the Interest Fee.

2.2 Borrowing Certificate. Subject to the last sentence of this paragraph 2.3, if and when Borrower wishes Lender to disburse an installment of the Loan hereunder, Borrower shall give Lender not less than three (3) Business Days prior written notice of such request for disbursement, specifying in such notice the desired amount and proposed date of such disbursement of the Loan (as set forth in paragraph 2.1 above, or as otherwise agreed to by the parties in writing). Such notice shall be sent to Lender by first class U.S. mail, messenger, e-mail or by facsimile. The request for the installment of the Loan shall be accompanied by a certificate (“Borrowing Certificate”) in the form of Exhibit “D”, attached hereto and incorporated herein by this reference, executed by an authorized officer of Borrower, whose signature appears on the Certificate of Incumbency. Subject to the other provisions hereof, and provided that no Event of Default has occurred hereunder (unless such Event of Default has been cured within the applicable time period [if any] expressly permitted hereunder) and Lender is reasonably satisfied that, upon disbursement, the aggregate of the disbursements of the Loan shall not exceed the Commitment Amount (i.e., the Loan Commitment Amount less the Legal Fee and the Interest Fee), the disbursement of the installment of the Loan shall be made by Lender on the date and in the amount set forth in the Borrowing Certificate by deposit of the same, in immediately available funds, into the Production Account (or the account of a third party as approved by Lender and Borrower).

2.3 Legal Fees. Lender shall withhold from the First Tranche of the Loan an amount of ____________ Dollars ($___________) (the “Legal Fee”). To the extent Lender incurs any legal costs, fees, or expenses above the foregoing amounts with respect to enforcing its rights hereunder, Lender may, in its sole discretion, advance such additional costs, fees, and/or expenses by way of Additional Funding (as such term is defined in this Loan Agreement), or include such excess Legal Fee as part of the Indebtedness (without also advancing Additional Funding). Such Legal Fee is in addition to any other payments to Lender provided for hereunder and shall not be credited against or applied to any other sums payable to Lender hereunder or under any other Loan Document.

2.4 Event of Default. Lender shall have no obligation to disburse any undisbursed portions of the Loan to Borrower after ______________ (the “Expiration Date”) unless all Conditions Precedent have been satisfied prior to the Expiration Date, or at any time after an Event of Default has occurred hereunder, unless such Event of Default has been cured within the applicable time period (if any) expressly permitted hereunder. In addition, in the occurrence of an Event of Default as of that date may be immediately released back to Lender to pay the Default Interest due under the terms of this Agreement.

2.5 Promissory Note. Prior to Lender making a disbursement of the Loan to Borrower hereunder and as a condition thereof, Borrower shall execute in favor of Lender and deliver to Lender a promissory note (the “Promissory Note”), in the form of Exhibit “E” hereto, in the principal sum equal to the Commitment Amount. Lender shall maintain an account or accounts evidencing the Indebtedness of Borrower to Lender hereunder, including any amounts of principal and interest payable and paid to Lender from time-to-time hereunder. The entries made in such account or accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of Lender to maintain any such account or any error therein shall not in any manner affect the obligation of Borrower to pay the Indebtedness in accordance with the terms of this Agreement.

2.6 Maturity Date. The Indebtedness shall be immediately due and payable to Lender in of the amounts and on the dates as follows: (i) the entire Commitment Amount (less the Interest Fee and Legal Fee) shall become due on the date on which payment is accelerated by Lender as a result of the occurrence of an Event of Default (unless such Event of Default has been cured within the applicable time period [if any] expressly permitted hereunder) and (ii) in the repayment amounts (“Repayment Amounts”) specified in the following repayment schedule, on or before the date eighteen (18) months from Borrower’s receipt of the First Tranche of the Loan into the Production Account (the “Maturity Date”):

To the extent any portion of the Loan is not funded by Lender due solely to Lender’s discretion pursuant to Section 2.1 and no Event of Default has occurred, the Repayment Amounts will be reduced (in reverse-chronological order) by the amount of the Loan that is not funded and a pro-rata portion of the Interest Fee.

2.7 Interest on the Loan.

2.7.1 Interest Fee; Default Interest Rate. The unpaid Indebtedness shall bear no interest until the Maturity Date other than an interest fee equal to _________________ Dollars ($_________) (the “Interest Fee”), which Interest Fee shall be deemed earned upon the First Tranche of the Loan; provided that from and after the Maturity Date or the occurrence of an Event of Default (and without constituting a waiver of such Event of Default), the unpaid Indebtedness will bear interest (“Default Interest”) at a rate equal to the following: from the date after the Maturity Date until three (3) months thereafter, Borrower shall pay _____ percent (___%) per month on the then unpaid balance of the Indebtedness, and thereafter Borrower shall pay ______ percent (______%) per month. In the event of an “Event of Default” (as further defined below) prior to the Maturity Date, Borrower shall pay _______ percent (____%) per month in default interest. All Default Interest provided for in this paragraph 2.8.1 will be compounded monthly and is payable on demand and will be recalculated monthly on the then outstanding portion of the Indebtedness.

2.7.2 Maximum Rate. If the provisions of this Agreement or the Promissory Note(s) would at any time otherwise require payment to Lender of an amount of interest in excess of the maximum amount then permitted by the law applicable to the Loan, such interest payments shall be reduced to the extent necessary so as to ensure that Lender shall not receive interest in excess of such maximum amount.

2.7.3 Additional Funding. It is acknowledged by the Borrower that the Lender will have the option, but with no obligation on the part of the Lender, to provide additional funding for the Picture in addition to the Commitment Amount (“Additional Funding”): (i) if requested by Borrower in writing; or (ii) if required to cure an Event of Default in the reasonable sole discretion of Lender (unless such Event of Default has been cured within the applicable time period [if any] expressly permitted hereunder). If Lender at its sole discretion unconditionally commits to make Additional Funding available to the Borrower then the Borrower will be obliged to use such Additional Funding rather than any funding from any other party. The Borrower shall be required to provide written notice to the Lender if Additional Funding is required, and the Lender shall have a period of three (3) Business Days from receipt of such notice during which it shall have the right to unconditionally commit by way of notice in writing (including without limitation by e-mail) to the Borrower to provide such Additional Funding, provided, such time period shall be extended automatically in the event Lender requests but is not provided with material information (e.g. status of production, current bank account balances, etc.) concerning the request for such Additional Funding or if any events outside the reasonable control of Lender (i.e., events of force majeure) cause any material delays in Lender’s ability to fund the Additional Funding as set forth herein. If Lender fails to fund the Additional Funding within the aforementioned period, Borrower shall have the right to obtain additional financing from a third party, subject to the terms and conditions of this Agreement. Furthermore, Lender shall be entitled to require the Borrower to accept certain Additional Funding where the Lender may not have received a request from the Borrower to provide Additional Funding but deems it necessary in its reasonable sole discretion in order that Key Payments are made in respect of the Picture including: (i) any necessary or due option or other Chain-of-Title payments; (ii) any outstanding insurance premiums (including for E&O Insurance) related to the Picture; all such payments may be paid directly by Lender to the relevant third party payees and the amount of such Key Payments. In the event of Additional Funding, Lender shall be entitled to charge an interest fee equivalent to the Interest Fee (calculated on a pro rata basis, based on the amount of such Additional Funding) through the Maturity Date, regardless of when such Additional Funding is advanced). The Additional Funding, and the interest fee thereon, shall be due and payable on or before the Maturity Date unless otherwise agreed to by the parties in writing.

2.8 Manner of Payment.

2.8.1 Time and Place of Payment; Notice of Payment. Any and all Indebtedness payable by Borrower pursuant to this Agreement, the Promissory Notes and any other Loan Document (including, without limitation, the Commitment Amount and Default Interest [if any]), shall be made to the Lender in same day funds, without defense, setoff or counterclaim, to the Lender Account. Each payment by Borrower shall be made not later than 1:00 P.M. (Pacific time) on the date such payment is due and shall be deemed to have been paid by Borrower to Lender on the day of receipt thereof into such account. Any payment received by Lender after such time on the date payment is received shall be deemed to have been paid by Borrower to Lender the next Business Day after receipt thereof into such account.

2.8.2 Payments on Non-Business Days. Whenever any payment to be made pursuant to this Agreement, the Promissory Note(s) or any other Loan Document shall be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of Default Interest pursuant to this Agreement, the Promissory Note(s) or any other such Loan Document, as applicable; provided, however, that in the event the day upon which payment is due is not a Business Day, but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

2.8.3 Payment in Dollars. Any and all Indebtedness payable by Borrower pursuant to this Agreement, the Promissory Notes or any other Loan Document (including, without limitation, the Commitment Amount and Default interest [if any]): (i) shall be dischargeable only by payment in Dollars regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction which affects or purports to affect such obligation, and (ii) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted by Lender to any currency other than the full amount of Dollars expressed to be payable in respect of the principal, interest, fees, costs, expenses (including legal fees) and all other amounts payable by Borrower pursuant to this Agreement. The obligation of Borrower to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action (which shall survive the termination of this Agreement) for the purpose of recovery in Dollars in the amount (if any) by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal, interest, fees, costs, expenses (including legal fees) and all other amounts payable by Borrower pursuant to this Agreement, and shall not be affected by judgment being obtained for any other sums due under this Agreement, the Promissory Notes or any other Loan Document.

2.10.4 Voluntary Prepayments. Borrower shall have the right at any time and from time to time, to prepay, in full or in part, without penalty or premium, the Indebtedness. Borrower shall give Lender written notice of Borrower’s intention to make the prepayment, specifying the date and amount of prepayment and the amount of the Loan being repaid. The Indebtedness shall be reduced by the amount of any such prepayment hereunder, provided any such prepayment shall not waive Lender’s right to the Interest Fee as set forth in paragraph 2.8.1 above.

3. PAYMENT OF INDEBTEDNESS.

3.1 Payment of the Proceeds; Payment Under Distribution Agreements. Until such time as the Indebtedness is indefeasibly repaid in full, Borrower shall:

3.1.1 Pay all Proceeds derived from Distribution Agreements received by Borrower in good and collected funds in Dollars, directly to the Collection Account (or with respect to Proceeds from the Sales Agency Agreement, to the Lender Account) for the benefit of Lender (subject to Collection Account fees and Guild residual reserves, if any, and the Sales Commission and Sales Agent Marketing Fee payable to Sales Agent in accordance with the CAMA); and pay all other Proceeds received by Borrower in good and collected funds in Dollars, directly to the Lender Account for the benefit of Lender; and

3.1.2 Require Sales Agent to pay (and to cause all Distributors to pay) all sums payable to Borrower under Distribution Agreements in good and collected funds in Dollars, directly to the Collection Account for the benefit of Lender (subject to Collection Account fees and Guild residual reserves, if any, and the Sales Commission and Sales Agent Marketing Fee payable to Sales Agent in accordance with the CAMA). If any third party shall pay any such sums to Borrower or any other Person, Borrower or such other Person shall receive such sums as trustee for Lender and promptly upon receipt thereof shall remit such sums (or cause such sums to be remitted) to Lender.

Proceeds paid to the Collection Account shall not be credited against the Indebtedness until received by Lender in the Lender Account.

3.2 Application of Payments. Until such time as the Indebtedness is indefeasibly repaid in full in accordance with the terms and conditions hereof, all amounts paid into the Lender Account for the benefit of Lender shall be applied by Lender to reduce the Indebtedness in the following priority: (i) first, to the payment of the amounts payable to Lender in reimbursement of its costs and expenses pursuant to paragraphs 7.5 and 7.7 hereof to the extent the same are not duly and timely paid to Lender as required by paragraphs 7.5 and 7.7 hereof; and (ii) second, to the payment of the principal amount of any other Indebtedness; and (iii) to the payment of Default Interest portion, if any, of any other Indebtedness payable to Lender by Borrower. Upon full repayment of the Indebtedness by Borrower to Lender, Lender shall promptly (and in any event no less than three (3) Business Days) remit to Borrower all amounts received by Lender in excess of the Indebtedness.

3.3 Enforcement by Borrower. Borrower, at its own expense, shall promptly make collection, and take all reasonable legal action necessary to enforce collection, of all Proceeds which are due and payable from Distributors pursuant to Distribution Agreements and shall remit all sums so collected to the Collection Account.

3.4 Contingency Lien. Borrower must have a contingency not less than ________________ Dollars ($____________] (the “Contingency”) built into the Budget to mitigate risk of any potential overages, due to unforeseen occurrences.

3.5 Collection Account. Borrower shall (or shall cause Sales Agent to) open the Collection Account for the collection of Proceeds from Distribution Agreements (other than the Sales Agency Agreement) with a collection account manager approved by Lender (Freeway CAM B.V. is pre-approved). Borrower shall enter into a reasonable and customary collection account management agreement (“CAMA”) for the Collection Account, as reasonably approved by Lender, and Lender shall be made a party thereto.

4. SECURITY FOR LOAN.

4.1 Security Interest. As security for the full, timely and indefeasible repayment of the Indebtedness, and for the full and timely payment, performance and discharge by Borrower of all of the terms and conditions of this Agreement and of the other Loan Documents, Borrower hereby irrevocably, unconditionally and absolutely grants to Lender a first priority Security Interest, in and to all of Borrower’s assets, including, without limitation, all of Borrower’s right, title and interest in and to (the following collectively with all assets pledged pursuant to the other Loan Documents, including, without limitation, the Membership Interest Pledge Agreement referred to herein as the “Collateral”) (to the extent any materials and/or rights in and to the Picture or any other Collateral are not yet in existence or not yet acquired, such materials and rights are [to the extent applicable] hereby assigned and conveyed to Lender by way of present assignment of future copyright):

4.1.1 Film Collateral and Copyright. The Picture and all of Borrower’s rights therein and thereto, and all properties and things of value pertaining thereto, and all products and proceeds thereof, whether now in existence or hereafter made, acquired or produced (as used in this paragraph, the term the “Picture” shall mean and include the Picture, all of the aforesaid rights and the rights of Borrower set forth in subparagraphs 4.1.1.1 through 4.1.1.16 below), including, without limitation:

4.1.1.1 To the extent owned or controlled by Borrower, all rights of every kind and nature (including, without limitation copyrights) in and to the literary material upon which, in whole or in part, the Picture is or may be based, or which may be or has been used or included in the Picture, including, without limitation, the Screenplay and all other scripts, scenarios, screenplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, manuscripts or other properties or materials of any kind or nature, in whatever state of completion and all drafts, versions and variations thereof (all of the foregoing herein collectively referred to as the “Literary Property”);

4.1.1.2 All physical properties of every kind or nature of or relating to the Picture and all versions thereof, including, without limitation, all physical properties relating to the development, production, completion, delivery, exhibition, distribution or other exploitation of the Picture, and all versions thereof or any part thereof, including, without limitation, the Literary Property, exposed film, developed film, positives, negatives, prints, answer prints, special effects, pre-print materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised), soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to the Picture in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof (all of the foregoing herein collectively referred to as the “Physical Property”);

4.1.1.3 To the extent owned or controlled by Borrower, all rights of every kind or nature in and to any and all music and musical compositions created for, used in or to be used in connection with the Picture, including, without limitation, all copyrights therein and all rights to perform, copy, record, re-record, produce, reproduce and/or synchronize any or all music and musical compositions, as well as all other rights to exploit such music including record, soundtrack recording and music publishing rights;

4.1.1.4 To the extent owned or controlled by Borrower, all collateral, allied, ancillary, subsidiary, publishing and merchandising rights of every kind and nature, without limitation, derived from, appurtenant to or related to the Picture or the Literary Property, including, without limitation, all production, exploitation or reissue rights by use of film, tape or any other recording devices now known or hereafter devised, whether based upon, derived from or inspired by the Picture, the Literary Property or any part thereof all rights to use, exploit and license others to use or exploit any and all novelization, publishing, commercial tie-ups and merchandising rights of every kind and nature, including, without limitation, all novelization, publishing, merchandising rights and commercial tie-ups arising out of or connected with or inspired by the Picture or the Literary Property, the title or titles of the Picture, the characters appearing in the Picture or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the Picture and/or the Literary Property;

4.1.1.5 All rights of every kind or nature, present and future, in and to all agreements relating to the development, production, completion, delivery and exploitation of the Picture, including, without limitation, all agreements for personal services, including the services of writers, directors, cast, producers, special effects personnel, animators, cameramen and other creative artistic and technical staff and agreements for the use of studio space, equipment, facilities animation services, special effects services and laboratory contracts;

4.1.1.6 All insurance and insurance policies heretofore or hereafter obtained in connection with the Picture or the insurable properties thereof and/or any person or persons engaged in the development, production, completion, delivery or exploitation of the Picture and proceeds thereof;

4.1.1.7 All copyrights and renewals and extensions of copyrights, domestic and foreign, heretofore or hereafter obtained in the Picture or the Literary Property or any part thereof, and the right (but not the obligation) to make publication thereof for copyright purposes, to register claim under copyright, and the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name(s) of Borrower and/or Lender for past, present and future infringements of copyright;

4.1.1.8 To the extent owned or controlled by Borrower, all rights to produce, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, reproduce, publicize or otherwise exploit the Picture, the Literary Property and any and all rights therein in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, including without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, sustaining, subscription, sponsored and direct satellite broadcast), in theatres, non-theatrically, on cassettes, cartridges, discs and other similar and dissimilar video devices, and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created;

4.1.1.9 All right, title and interest in and to the Distribution Agreements, and all other agreements of any kind or nature licensing, granting or selling rights to distribute, broadcast, exhibit or otherwise exploit the Picture or rights therein, including, without limitation, any and all rights to the extent owned or controlled by Borrower, relating to merchandising, publishing, music and phonorecords derived from or connected with the Picture, and the proceeds of all of said agreements;

4.1.1.10 All rights of Borrower of any kind or nature, direct or indirect, to acquire, produce, develop, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit the Picture, or any rights in the Picture, including, without limitation, pursuant to any agreements between Borrower and any company controlling, controlled by, or under common control with Borrower (each, a “Subsidiary”) which relate to the ownership, production or financing of the Picture;

4.1.1.11 All contract rights and general intangibles and all rights in, to and under all security agreements leases and other contracts securing or otherwise relating to any such contract rights and general intangibles, which grant to any Person any right to acquire, produce, develop, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit the Picture or any rights in the Picture including, without limitation, all such rights pursuant to agreements between Borrower and any Subsidiary which relate to the ownership, production or financing of the Picture;

4.1.1.12 To the extent owned or controlled by Borrower, all rent, revenues, income, compensation, products, increases, proceeds and profits or other property obtained or to be obtained from the production, sale, distribution, marketing, licensing, exhibition, reproduction, publication, ownership, exploitation or other uses or disposition of the Picture and the Literary Property (or any rights therein or part thereof), in any and all media, without limitation, the properties thereof and of any collateral, allied, ancillary and subsidiary rights and any and all merchandising and publishing rights therein and thereto, and amounts recovered as damages by reason of unfair competition, the infringement of copyright, breach of any contract or infringement of any rights or derived therefrom in any manner whatsoever including, without limitation, all monies standing to the credit of the Production Account (all of the foregoing herein collectively referred to as the “Gross Receipts”;

4.1.1.13 Any and all accounts, including the Production Account, accounts receivable, general intangibles, contract rights, chattel paper, documents, instruments and goods, including inventory (as those terms are defined in the UCC), not elsewhere included in this definition, which may arise in connection with the production, sale, distribution or exploitation of the Picture or any element thereof, including, without limitation, all general intangibles constituting rights to receive the payment of money or other valuable consideration, all receivables and all other rights to receive the payment of money including, without limitation, under present or future contracts or agreements (whether or not earned by performance), from the sale, distribution, exhibition, disposition, leasing, subleasing, licensing, sublicensing and other exploitation of the Picture or the Literary Property or any part thereof or any rights therein or related thereto in any medium, whether now known or hereafter developed, by any means, method, process or device in any market including, without limitation, all of Borrower’s right, title and interest in, to and under the Distribution Agreements, and any other existing or future agreements for the distribution or other exploitation of the Picture, as the same may presently exist or hereafter from time to time come into existence, be amended, renewed, modified, supplemented, extended or replaced, including Borrower’s rights to receive payments thereunder, and all other rights to receive film rentals, license fees, distribution fees, producer’s shares, royalties and other amounts of every description including, without limitation, from (i) theatrical exhibitors, nontheatrical exhibitors, television networks and stations and airlines, cable television systems, pay television operators, whether on a subscription, per program charge basis or otherwise, and other exhibitors, (ii) distributors, subdistributors, lessees, sublessees, licensees and sublicensees (including any affiliated Person) and (iii) any other Person or entity that distributes, exhibits or exploits the Picture or the Literary Property or elements or components of the Picture or the Literary Property or rights relating thereto;

4.1.1.14 Any and all documents, receipts or books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to the Picture or any element thereof;

4.1.1.15 All proceeds, products, additions and accessions (including insurance proceeds) of the Picture, as defined and referred to in subparagraphs 4.1.1.1 through 4.1.1.14 above;

4.1.1.16 All funds in or to be credited to the Production Account into which the proceeds of the Loan made shall be or shall have been credited; and

4.1.2 Personal Property. The following personal property, whether now owned or hereafter acquired, and the proceeds thereof: (i) all of Borrower’s rights in and to the title of the Picture and the exclusive use thereof including (without limitation) any and all rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and (ii) all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, relating to the Picture, whether now owned or hereafter acquired, and the accompanying good will and other like business property rights, and the right (but not the obligation) to register claim under trademark or patent and to renew and extend such trademarks or patents and the right (but not the obligation) to sue in the name(s) of Borrower and/or Lender for past, present or future infringement of trademark or patent; and

4.1.3 Equipment. All machinery, electrical and electronic components, equipment, fixtures, furniture, office machinery, vehicles, trailers, implements and other tangible personal property of every kind and description to the extent owned or controlled by Borrower now owned or hereafter acquired by and used in connection with the Picture (including without limitation, all wardrobe, props, mikes, scenery, sound stages, movable, permanent or vehicular dressing rooms, sets, lighting equipment, cameras and other photographic, sound recording and editing equipment, projectors, film developing equipment and machinery) and all goods of like kind or type hereafter acquired by Borrower in substitution or replacement thereof, and all additions and accessions thereto (collectively hereinafter referred to as the “Equipment”) and all rents, proceeds and products of the Equipment, including without limitation, the rights to insurance covering the Equipment; and

4.1.4 Cash Equivalents. All cash and cash equivalents of Borrower derived from or relating to the Picture and all drafts, checks, certificates of deposit, notes, bills of exchange and other writings which evidence a right to the payment of money and are not themselves security agreements or leases and are of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment whether now owned or hereafter acquired (all such drafts, checks, certificates of deposit, notes, bills of exchange and other writings, whenever acquired, collectively are called “Instruments”); and

4.1.5 Proceeds. The Proceeds, whether now owned or hereafter acquired (including all property and/or assets converted or substituted for such Proceeds); and

4.1.6 To the extent not included in the items described in paragraphs 4.1.1 through 4.1.5 above, all accounts, contract rights, general intangibles, documents, instruments, chattel paper, goods, inventory and equipment (as such terms are defined in the UCC) now owned or hereafter acquired by Borrower, and the proceeds and products thereof.

4.1.7 Notwithstanding to the contrary contained herein, Lender acknowledges and agrees that it shall not have a security interest with respect to the music publishing and soundtrack rights (including any master recordings and licensed music) for the Picture.

4.2 Perfection of Security Interest. Concurrently with the execution of this Agreement, Borrower hereby authorizes Lender to file the appropriate financing statement(s) in the applicable jurisdictions under the UCC (“Uniform Commercial Code Financing Statement(s)”) and Borrower shall execute and deliver or cause to be executed and delivered to Lender any and all other instruments which Lender may request from time to time to perfect Lender’s Security Interest hereunder and to effectuate the purposes and intent hereof, including, without limitation, to the Copyright Mortgage.

4.3 Permitted Encumbrances. For purposes of clarity, Lender’s rights with respect to the Collateral are, and Lender hereby acknowledges that such rights are, subject to the Permitted Encumbrances.

4.4 Release of Security Interest. Until such time as the Indebtedness is indefeasibly repaid in full, and as long as Borrower is not entitled to any further disbursements of the Loan hereunder, Lender shall, upon Borrower’s request and at Borrower’s expense, timely (but no later than five (5) Business Days after receipt of such request), execute and deliver to Borrower a release of the Copyright Mortgage which Borrower may file with the United States Copyright Office, and deliver to Borrower a form UCC-3 termination statement in respect of the Uniform Commercial Code Financing Statement filed by Lender.

5. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, Borrower agrees, represents and warrants to Lender as follows, which agreements, representations and warranties shall survive the execution and delivery of this Agreement:

5.1 Organization, Etc. Borrower is a limited liability company in good standing duly organized under the laws of the State of California and has the requisite power and authority to own its properties and to transact the business in which it is engaged in all places at which it engages in business. All actions heretofore taken and agreements heretofore entered into by Borrower in connection with the Collateral were duly authorized and constitute actions and obligations of Borrower. The chief office and principal place of business of Borrower and place where Borrower’s books and records are maintained is located at the address set forth on the signature page to this Agreement. Borrower shall notify Lender immediately upon any change in its chief office or principal place of business or of the place where its books and records are maintained.

5.2 Financial Statements. The Budget and cost reports furnished by Borrower to Lender in connection with the Picture, if any, are, in all material respects, accurate and correct, prepared in accordance with generally accepted, accounting principles and accurately represent the financial status of the Picture; no materially adverse changes have occurred since the dates of said documents; and no material liabilities, contingent or otherwise, not shown or contemplated on said documents exist. Borrower has furnished to Lender copies of all material agreements, indentures, and other instruments pursuant to which it has incurred indebtedness or may be obligated, whether directly or indirectly, for borrowed money.

5.3 Power and Authority. Borrower has the power and authority to execute deliver and carry out the terms and provisions of this Agreement and to execute and deliver the Promissory Notes, and all other Loan Documents, and has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the borrowing hereunder, and the execution and delivery of the Promissory Notes, and said other Loan Documents.

5.4 No Conflicts. Neither the execution and delivery of this Agreement, the Promissory Notes or any other Loan Document, instrument or agreement to be executed pursuant hereto, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions of the Promissory Notes or any other Loan Document: (i) will violate any provision of law or of any applicable regulation, order or decree of any court or governmental instrumentality or administrative body or agency, (ii) will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of any mortgage, indenture, deed of trust, agreement or other instrument to which Borrower is a party or by which it may be bound or to which it may be subject, or (iii) will violate any provision of the articles of incorporation pursuant to which Borrower was formed or any other organizational document thereof.

5.5 No Pending Legal Actions. There are and will be no claims, actions, suits or proceedings, pending or threatened, against, affecting or relating to, Borrower or the Collateral before any court or governmental or administrative body or agency which might result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Borrower or which would otherwise adversely affect the rights and Security Interest granted to Lender hereunder. Borrower is not in default under any applicable statute, rule, order or regulation of any governmental authority, bureau or agency having jurisdiction over it.

5.6 Binding Obligation. This Agreement, the Promissory Notes, and each other Loan Document, when executed and delivered pursuant hereto, will constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with the respective terms hereof and thereof (except as may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally).

5.7 First Priority Security Interest. This Agreement and the other instruments, agreements and documents to be executed and delivered to Lender hereunder will effect (upon due execution and delivery and after the proper recordation of those documents required to be recorded) a valid first priority security interest in favor of Lender in the Collateral (including, without limitation, the Proceeds).

5.8 No Other Consent. In connection with the execution, delivery, performance, validity and enforceability of this Agreement, and the Promissory Notes or any other instrument, agreement or document to be executed and delivered hereunder, no consent of any Person, and no consent, license, approval, authorization, registration or declaration with any governmental authority, bureau or agency is required.

5.9 Principal Photography. Principal photography of the Picture (“Principal Photography”) shall commence on or about _____________ (subject to exigencies of production and force majeure events).

5.10 Ownership. Borrower owns or controls all motion picture and allied rights in and to the Screenplay and the copyright thereof, whether pursuant to a work-for-hire arrangement, assignment agreement or otherwise, as are necessary for the production, distribution, exhibition and exploitation of the Picture by all manner and means in all media throughout the universe in perpetuity, including, without limitation, all rights granted to Distributors under the Distribution Agreements, free and clear and such rights, in whole or part, have not been pledged to any Person. Borrower has not commissioned, nor has any screenwriter performed, any polishes or rewrites of the Screenplay.

5.11 Borrower’s Acts; No Encumbrance. Borrower has not performed, nor will Borrower perform, any acts or execute any other instruments which prevent or could reasonably likely prevent Lender from deriving the full benefits of any of the terms or conditions of this Agreement.

5.12 Third Party Rights. Except as acknowledged herein, and subject to the Permitted Encumbrances: (i) Borrower (and/or others on its behalf) has not transferred, assigned, or encumbered any rights heretofore (or hereafter to be) acquired by Borrower with respect to the Collateral; and (ii) no Person (other than Borrower) has any rights of any kind in or to the Collateral. No rights, property or interests exist or will be granted to any third party which are in any way inconsistent with or adversely affect Lender’s rights and/or Lender’s Security Interest under this Agreement.

5.13 No Litigation. No litigation, suits, proceedings or claims exist or are threatened relating to the Picture or rights therein or thereto or otherwise, which would have a material adverse effect on the rights and Security Interest granted to Lender hereunder or the ability of Borrower to perform its obligations hereunder or under any other agreement to which it is a party which relates to the Collateral.

5.14 Distribution Agreements. The Distribution Agreements that have been delivered to Lender are in full force and effect as of the date hereof, and neither Borrower nor Distributor is in default thereunder.

5.15 No Pending Insolvency Proceeding. No insolvency proceedings of any nature are now pending or threatened by or against Borrower.

5.16 Proceeds of Loan. None of the proceeds of the Loan shall be used, directly or indirectly, for any purpose other than for the payment of the costs of production and delivery of the Picture in accordance with the Budget as expressly provided herein and to pay Lender’s costs and expenses specified in paragraphs 7.5 and 7.7 hereof.

5.17 Representations with Respect to the Picture. The Picture as produced: (i) will be original and will not violate or infringe any copyright or any other rights whatsoever of any Person; (ii) will be produced and duly and timely delivered to Distributors in accordance with the requirements of the Distribution Agreements (if any), and Borrower shall acquire all such rights (including, without limitation, all rights in and to the music of the Picture) as may be required by the Distribution Agreements and as may be necessary for Distributors to fully exercise all rights granted to them under the Distribution Agreements; (iii) shall conform to the Screenplay except for minor deviations normally made by the director which do not materially change the storyline or result in an overall increase in the cost of the Picture; and (iv) shall receive an MPAA rating no more restrictive than “R”.

5.18 Production Matters. (a) All amounts due and payable with respect to Chain-of-Title for the Picture shall be paid on time and in full in order to fully produce, complete, deliver and distribute the Picture throughout the world without any claim or interference; (b) Borrower has complied and will comply with all laws, rules and regulations (including all applicable Guild requirements) in order to fully produce, complete, deliver and distribute the Picture throughout the world; (c) there is no action, suit or proceeding (actual or threatened) at law or in equity or by or before any governmental instrumentality or other agency (including any arbitration) concerning, arising out of or relating to the Picture or Borrower or any rights relating to the Picture, nor is there any investigation into any matters concerning the Picture; (d) the Budget contains a contingency of [not less than _____________ Dollars ($__________)]; (e) the Picture will be fully produced, completed and delivered for distribution throughout the world as a first class theatrical motion picture no later than fifteen (15) months from the start of principal photography of the Picture and for an amount not greater than the Budget; and (f) except as disclosed to Lender in writing (which Lender is aware of producer payments for ________________), no person has any legal right to the payment of producer fees in connection with the Picture prior to closing the Loan, and no such payments shall be made except as approved by Lender.

5.19 Accurate Information. All information which might be material to a person assuming the obligations and acquiring the rights assumed and acquired by the Lender pursuant to this Agreement has been disclosed in writing to the Lender and to Borrower’s best knowledge, using reasonable prudence, there are no facts or circumstances which might make such information misleading or inaccurate. No information, exhibit, or written report or the content of any schedule furnished by or on behalf of Borrower to Lender in connection with the Loan, or the Collateral, and no representation or statement made by Borrower in any Loan Document, contains any material misstatement of fact or omits the statement of a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which it was made. There is no fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects nor could reasonably be expected to materially adversely affect, the property or the business, operations or condition (financial or otherwise) of Borrower or the value, marketability or sufficiency of the Collateral.

5.20 Timely Performance. Borrower will duly and timely perform all of its respective material obligations and agreements hereunder and under any other agreement to which it is a party and which relates to the Picture.

6. CONDITIONS PRECEDENT. Notwithstanding anything to the contrary herein contained, Lender shall not be obligated to advance funds under the Loan unless all of the following conditions (each a “Condition Precedent,” and collectively, the “Conditions Precedent”) have been satisfied at the time of each disbursement of an installment of the Loan (as specified below):

6.1 Chain-of-Title. Borrower has provided Lender with Chain-of-Title satisfactory to Lender and its counsel that Borrower has the right to produce the Picture and such other chain of title documentation in form and substance satisfactory to Lender and its counsel as Lender may reasonably require.

6.2 Required Documents. There shall have been delivered to Lender the following documents, instruments and agreements (such documents, instruments and agreements to be executed to the extent they can be executed) in form and substance approved by Lender and to Lender’s counsel:

6.2.1 Financing Statements. Uniform Commercial Code Financing Statements with respect to the Security Interest granted to Lender hereunder for all jurisdictions in which Lender, in its discretion, deems it necessary to file such Uniform Commercial Code Financing Statements to perfect the Security Interest;

6.2.2 Loan Documents. Copies of all Loan Documents duly executed by all parties thereto, together with all exhibits, schedules, attachments and supplementary documents thereto;

6.2.3 Insurance Certificates; Notice to Insurer. Insurance certificates with respect to the insurance coverages required to be obtained and maintained pursuant to paragraph 7.10 hereof, including, without limitation, any essential elements insurance;

6.2.4 UCC Security Interest Search Reports. Reports confirming that there are no filings of record which indicate that another Person has rights or a security interest in the Collateral hereunder, other than as expressly set forth herein, which would be inconsistent with the Security Interest granted to Lender hereunder;

6.2.5 Articles of Organization and Operating Agreement; Good Standing Certificates. A true copy of the articles of organization for Borrower, confirming the date of filing thereof; a letter of good standing from the Secretary of State of California for Borrower dated as of a recent date; and a copy of the operating agreement of Borrower, executed by the member(s) and manager of Borrower (collectively, the “Corporate Documents”);

6.2.6 Distribution Agreements. Copies of any Distribution Agreements that have been entered into by Borrower prior to the date of each disbursement of the Loan, duly executed by Distributor and Borrower (or Sales Agent or other Licensing Intermediary, as applicable);

6.2.7 Guild Intercreditor Agreements. If Borrower has previously granted to SAG, DGA, WGA or any other talent union or guild a security interest in the Collateral or the SAG Intercreditor Agreement from such other talent union or guild, duly executed on behalf of SAG, DGA, WGA or such other talent union or guild, provided that if Borrower has not granted a security interest to SAG, DGA, WGA or such other talent union or guild prior to closing it will provide a Guild Intercreditor Agreement, or subordination agreement(s) promptly after Borrower is asked to execute any such security agreement(s);

6.2.8 Borrowing Resolutions; Certificate of Incumbency. Certified copies of the resolutions of the members of the Borrower, authorizing, as applicable, the execution, delivery and performance of this Agreement and the other Loan Documents, as well as all of the transactions contemplated thereby, and such other documents relating thereto as Lender may reasonably request, together with an member’s certificate (“Certificate of Incumbency”), dated as of a recent date, certifying as to the incumbency and signatures of the person(s) authorized to execute and deliver the applicable Loan Documents on behalf of the Borrower;

6.2.9 Budget; Cash Flow Schedule; Screenplay and Production Schedule(s). A copy of the Budget, Production Schedule, Cash Flow Schedule, and Screenplay and the schedule(s) of production and post-production for the Picture;

6.2.10 Legal Opinion. The favorable written opinion of counsel for Borrower, addressed to Lender, relating to such matters as Lender may request in form and substance satisfactory to Lender and its counsel;

6.2.11 Borrowing Certificate. A Borrowing Certificate, in form and substance satisfactory to Lender, duly signed by Borrower;

6.2.12 Certificate of the Members. Duly signed certificate of the members of the Borrower in form and substance satisfactory to Lender;

6.2.13 Sales Agency Agreement. A fully executed Sales Agency Agreement in form and substance satisfactory to Lender;

6.2.14 Acquisition Agreement. A fully executed acquisition agreement between Borrower and Saban Films LLC, in form and substance satisfactory to Lender;

6.2.15 Production Agreements. Fully-executed copies of the Director Agreement, Actor Agreements, and Producer Agreements, each in in form and content approved by Lender;

6.2.16 Miscellaneous. Such other documents as Lender may reasonably request in order to effect fully the purposes of this Agreement and/or the other Loan Documents. Lender shall have approval over any other agreements regarding the Picture to which Lender is a party.

6.3 No Waiver. For the avoidance of doubt, to the extent Lender advances any installment of the Loan without requiring satisfaction of one or more of the Conditions Precedent, such Condition(s) Precedent shall not be deemed waived unless expressly waived by Lender in a separate writing that expressly states such waiver; absent such express written waiver, Borrower shall remain obligated to satisfy all such Condition(s) Precedent as a condition to the advance of any remaining portion of the applicable Commitment Amount (and as a conditions subsequent in any event).

6.4 Event of Default. At the time of disbursement of an installment of the Loan (both before and after giving effect thereto), there shall exist no uncured Event of Default and no condition, event or act which with notice or lapse of time, or both, would constitute an Event of Default hereunder.

6.5 Representations and Warranties. All representations and warranties contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on the date of disbursement of each installment of the Loan.

6.6 Material Changes. There has been no material adverse change in the Picture’s Budget, Picture elements, financing structure, timing of production (including post production) or Borrower’s key production team.

6.7 Term Sheet and Checklist Items. All conditions/due diligence requirements listed on the Term Sheet and/or the closing checklist prepared by Lender’s legal counsel, which conditions/due diligence requirements are hereby incorporated into this Agreement by reference.

6.8 Direction to Pay. Execution of the Direction to Pay no later than the first payment for Sales Agent (excluding the Sales Agent Budgeted Marketing Fee payable from the budget of the Picture) will be paid per the terms of the Sales Agency Agreement.

6.9 Production and Post-Production Accountants. Lender’s due diligence and approval of the production accountant and post-production accountant (Summer Crockett Moore is pre-approved), approval not to be unreasonably withheld, and Lender is reasonably satisfied that the production accountant has not failed to follow reasonable reporting standards and guidelines as defined by Lender to Borrower and the production accountant.

6.10 Financial Condition of Borrower. No material adverse change in the financial condition of Borrower has occurred at the time of the requested Loan. It is understood that this review shall be conducted by Lender in good faith in accordance with its customary practice.

6.11 COVID-19.

6.11.1 Borrower has used (and shall continue to use for the duration of production of the Picture) all necessary efforts to ensure that all cast, crew, and any other personnel working on the Picture shall execute waivers or acknowledgements with respect to any COVID-19 related risks and claims. The parties acknowledge that such waivers and acknowledgements shall be subject to and in accordance with the rules and requirements set forth by SAG and other applicable unions or guilds or any applicable federal or state laws.

6.11.2 Lender’s reviewed and approval of the production budget to ensure all required COVID-19 related budgetary considerations have been included, at the discretion of the Lender. Lender shall withhold funding the Loan until the Guild has approved Borrower’s COVID-19 plan.

6.11.3 No COVID-19 related uncertainties, risks, or potential issues have arisen that are currently impossible to quantify as of the date hereof, at the sole discretion of the Lender. Lender may, at any time prior to funding the first installment of the Loan, terminate this Agreement if any such issues arise. Notwithstanding the foregoing, this Section 6.11.3 will not apply after completion of principal photography for the Picture if Borrower has not been notified of any positive COVID-19 results received by any service providers on the Picture prior to such time. Lender hereby acknowledges that production of the Picture has previously shut down for two (2) days due to COVID-19 related events and Borrower warrants that the COVID-19 related events that caused such two (2) day shut down were resolved and production resumed thereafter. Lender further acknowledges that foregoing shut down shall not be deemed a breach of this Section 6.11.3.

6.12 Background Checks. Background checks performed on the officers of the Borrower that are executing Loan Documents are reasonably satisfactory to Lender.

7. AFFIRMATIVE COVENANTS. Borrower hereby covenants and agrees as follows:

7.1 Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its company existence and comply with all laws and regulations applicable to it.

7.2 Books and Records. Borrower shall maintain, at all times and in accordance with good and generally accepted accounting principles in the motion picture industry, true, full and complete books and records showing the financial transactions of Borrower and (to the extent Borrower has access to or possession of the books and records of) any other Person with respect to the Picture, and Borrower shall permit Lender (or its designee) to examine the same upon fifteen (15) Business Days’ prior written notice at such time(s) during reasonable business hours as Lender (or its designee) may request upon reasonable notice and to take excerpts therefrom and to make copies thereof only until the Indebtedness is repaid in full. Borrower shall make such books and records available to Lender electronically, if requested in writing by Lender. Until such time as the Indebtedness is indefeasibly repaid in full and Borrower is not entitled to any further disbursements of the Loan hereunder, all such books and records (or duplicates thereof) shall be maintained at Borrower’s principal place of business, and shall not be maintained in any other place without Lender’s prior written consent. Borrower shall inform Lender of the identity of the proposed post-production accountant for the Picture and Lender shall be entitled to conduct reasonable customary due diligence on such accountant and shall have approval of the post-production accountant for the Picture. Lender shall have the right during normal business hours to have a certified public accountant (with experience in the entertainment industry) audit the books and records of Borrower with respect to the Picture, on a semi-annual basis, subject to at least thirty (30) days prior written notice to Borrower, at Lender’s expense, until payment of the Indebtedness is irrevocably received by Lender provided such audit shall not last more than thirty (30) days. In the event the audit uncovers a discrepancy unfavorable to Lender in excess of 7.5%, Borrower shall pay the third party costs of any such audit. Lender shall use good faith efforts to ensure that no audit hereunder shall last more than thirty (30) days and in any event no longer than sixty (60) days.

7.3 Statements, Etc. Until such time as the Indebtedness is indefeasibly repaid in full and Borrower is not entitled to any further disbursements of the Loan hereunder, Borrower shall furnish or cause to be furnished to Lender in form reasonably satisfactory to Lender all such information in connection with the Picture as Lender may reasonably request, including, but not limited to, the following:

7.3.1 Copies of all bank statements and other financial information with respect to the Picture received by Borrower or any Affiliated Person during the preceding financial quarter; and

7.3.2 Until repayment of the Indebtedness, Borrower shall provide regular status reports containing meaningful and reasonable detail on material production activities, including timeline to and budget for completion of pre-production, production, and post-production, as well as sales and distribution activities. This includes call-sheets, production reports and upon request, production account bank statements. Borrower must also provide Lender with all weekly cost reports within five (5) days of the end of the corresponding week for such report during pre-production, production and bi-monthly cost reports during post production.

7.4 Notice of Legal Proceedings. Borrower shall promptly, upon becoming aware of same (or upon when Borrower would have been aware in the course of exercising reasonable prudence), give written notice to Lender of all litigation, proceedings, controversies (which in any material way may adversely affect Lender’s rights and/or Lender’s Security Interest hereunder or under any documents referred to herein) or material interruptions (i.e., events of force majeure) in the production, post-production or distribution of, or claims materially affecting the Collateral or any of the rights of Borrower with respect thereto, in each case only if and to the extent Borrower is actually aware or has received written notice thereof, and, where applicable, Borrower shall appear in and defend any and all such actions and proceedings and shall obtain and furnish to Lender from time to time, promptly following a written demand by Lender, all instruments, agreements, financial statements, documents, releases and subordinations of claims or liens as Lender may reasonably require, consistent with this Agreement, to maintain the priority of Lender’s Security Interest under this Agreement. In this regard, Borrower shall defend the Collateral against the claims and demands of all other parties claiming by, through or under Borrower, and will keep the Collateral free and clear from all security interests or other encumbrances created by, through or under Borrower, except the Security Interest created hereunder and those security interests expressly permitted hereunder.

7.5 Costs and Expenses; Taxes. After the occurrence of an Event of Default (which has not been cured by Borrower as provided herein), Borrower shall pay immediately upon demand by Lender all actual, out-of-pocket costs and expenses incurred in connection with the enforcement of the rights of the Lender hereunder or under the Promissory Notes or any other Loan Document or otherwise in connection with the realization upon any Collateral. Such unpaid costs and expenses (including court costs and reasonable outside attorneys’ fees) shall constitute an additional disbursement of the Loan hereunder and shall be secured and recoupable and shall bear interest in the same manner as provided for in paragraph 2 hereof. At Lender’s election, Lender shall have the right (and is hereby authorized by Borrower) to deduct all amounts payable to Lender pursuant to this paragraph 7.5 or pursuant to paragraph 7.7 hereof from a disbursement of the Loan made by Lender to Borrower, or to make additional disbursements under the Loan for the repayment to Lender of all such amounts.

7.6 Performance; Copyright Registration. Borrower shall diligently and duly perform and observe all the terms, covenants and conditions on its part to be performed and observed under and pursuant to the Distribution Agreements, as applicable. Borrower shall make all necessary recordations and copyright filings with the US Copyright Office as Lender may reasonably require. Promptly upon completion of the Picture, Borrower shall notify Lender in writing and shall also register the Picture with the United States Copyright Office. Borrower shall also give Lender prompt written notice each time the Screenplay and/or the Picture may acquire or become known by a new or different name or title.

7.7 Indemnity. Each Party shall, at its own expense, indemnify, save and hold harmless the other party and its successors, licensees, assigns, agents, representatives and affiliates from and against any and all third party claims, demands, causes of action, obligations, liability, loss, damage, cost and expenses (including reasonable outside attorneys’ fees), incurred or sustained by reason of or arising out of any breach or alleged breach of any of the warranties, representations or agreements herein made by the other Party, or from any reliance upon any such warranties, representations or agreements. If any person or third party entity shall make any claim or institute any suit or proceeding alleging any facts, which, if true, would constitute a breach by the other Party, of any warranty, representation or agreement herein made, the Party shall give prompt written notice of same to the other Party and shall undertake at its own cost and expense the defense thereof and shall supply competent and experienced counsel to defend any such suit or proceeding for the non-breaching Party.

7.8 Further Assurances. Borrower shall, upon request from Lender, execute and deliver, or cause to be executed and delivered, to Lender the documents referred to in paragraph 6.2 hereof and such further instruments, documents and agreements consistent herewith as Lender may reasonably require and shall do, or cause to be done, such further acts as Lender may reasonably desire to carry out or effectuate the purposes of this Agreement consistent with the terms and conditions set forth herein and to enable Lender to exercise its rights and remedies hereunder. If Borrower shall fail to execute or deliver to Lender any further instruments, documents or agreements under the provisions of this paragraph 7.8 within five (5) Business Days after Borrower’s receipt of Lender’s written request for same from Lender, (following Borrower’s reasonable opportunity to review and comment on the same), then Borrower hereby appoints Lender as Borrower’s irrevocable attorney-in-fact, with full power of substitution and with the right, but not the obligation, to do any and all acts and things necessary to execute, acknowledge and deliver any and all such further instruments, documents or agreements, in Borrower’s name and on Borrower’s behalf, which appointment shall be deemed to be a power coupled with an interest and shall be irrevocable. Lender shall promptly provide Borrower copies of all documents so executed, provided that failure to so provide such copies of documents shall not be a default hereunder.

7.9 Notice of Events of Default. Borrower shall give Lender prompt written notice of all Events of Default under any of the terms or provisions of this Agreement and of any changes in management, litigation, or of any other matter which has resulted in or may result in a material adverse change in the financial condition or operation of Borrower.

7.10 Insurance.

7.10.1 “Producer’s Package” Coverage. Borrower shall at all times hereunder at its own cost and expense obtain and keep in full force and effect in amount, kind and form reasonably satisfactory to Lender and with insurers approved by Lender, the following types of insurance providing such coverage as is customarily provided by such types of insurance: Cast Insurance in an amount equal to at least the Commitment Amount covering the director, the director of photography and the principal cast members, among others; essential element coverage for Alicia Silverstone in the role of “Jaelyn” and James Tupper in the role of “Kyle” through completion of principal photography; Negative Insurance in an amount equal to the amount of the Budget and projected interest hereunder; Faulty Stock, Camera and Processing Insurance; Props, Sets and Wardrobe Insurance; Miscellaneous Equipment Insurance; Property Damage Liability Insurance; Worker’s Compensation Insurance and any insurance coverage required by applicable collective bargaining agreements.

7.10.2 Lender Named as Loss Payee. The Property Damage Liability Insurance shall include Lender as a loss payee and include (i) a provision for the issuance to Lender of written notice of any cancellation of or material change in such insurance coverage which written notice shall be given to Lender not less than ten (10) Business Days in advance of such cancellation of or material change in such insurance coverage and (ii) customary waiver of subrogation language in form and substance acceptable to Lender.

7.10.3 Liability Insurance. Borrower shall at all times hereunder at its own cost and expense obtain and keep in full force and effect and in an amount, kind and form reasonably satisfactory to Lender and with insurers approved by Lender (Front Row Insruance Brokers & Elite Risk Insurance are deemed approved by Lender) the following types of liability insurance which shall provide such coverage as is customarily provided by such types of insurance:

7.10.3.1 Errors and Omissions Insurance covering, among other things, the legal liability and defense of the producer of the Picture against lawsuits alleging the unauthorized use of title, format, ideas, characters, plots, plagiarism, copyright infringement and unfair competition. Such insurance shall also protect against alleged libel, slander, defamation of character and invasion of privacy. The Errors and Omissions Insurance shall be in the minimum amount of Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate, with a deductible of Twenty-Five Thousand Dollars ($25,000) per occurrence and a period of coverage of not less than three (3) years from the date of commencement of Principal Photography.

7.10.3.2 Comprehensive Liability Insurance covering production of the Picture against, among other things, all claims for bodily injury, personal injury or property damage which arise in connection with the Picture, including, without limitation, coverage for all owned, non-owned and hired vehicles (both on and off camera) with minimum liability limits of One Million Dollars ($1,000,000).

7.10.4 Naming Lender as “Additional Insured”. The insurance enumerated in subparagraph 7.10.3 shall name Lender (and their agents, officers, directors and employees) as an additional insured thereunder and shall (i) provide for the issuance to Lender of written notice of any cancellation of or material change in any such insurance coverage which written notice shall be given to Lender not less than ten (10) days in advance of such cancellation of or material change in such insurance coverage and (ii) include customary waiver of subrogation language in form and substance acceptable to Lender.

7.10.5 Payment of Premiums. The policies of insurance (or the Certificates of Insurance reflecting that such coverage is in effect) referred to in this paragraph 7.10 shall (a) contain an endorsement which negates the “other insurance” clause in said policies and a statement that the insurance being provided is primary and any insurance carried by a Lender is neither primary nor contributory and (b) be delivered to Lender. Lender shall not have any liability to pay for any premiums or calls with respect to any of the insurance policies referred to in this paragraph 7.10.

7.11 Reconciliation of Statements. Upon the reasonable request of Lender, Borrower shall promptly furnish to Lender a reconciliation of information concerning any discrepancy with respect to any item in any summary or statement of revenues paid and payable by Distributors or any other Person, and Borrower further agrees that, if Lender in its good faith business judgment believes that an Event of Default may have occurred, Lender shall have the right to appoint an accountant to prepare such information as Lender may require, the reasonable fees and expenses of such accountant to be borne and paid by Borrower:

7.12 Fair Labor Standards Act. Borrower shall comply in all respects with the Fair Labor Standards Act.

7.13 Services. Borrower shall, at all times hereunder, maintain its corporate existence and shall supply, or cause to be supplied, all necessary services in connection with the production of the Picture.

7.14 Film Properties and Rights. Subject to such access as shall be necessary to produce and deliver the Picture, to act as pledgeholder for Lender with the same effect as if Lender were a pledgee in possession of such film properties and rights.

7.15 Liens. Defend the Collateral against any and all liens, claims, encumbrances and security interests. At its own expense, perform all steps requested by Lender at any time to perfect, maintain, protect, and enforce Lender’s Security Interest and lien in the Collateral, including, without limitation: (a) executing, filing, recording, and refiling such financing statements, continuation statements, copyright mortgages, deeds of charge, form CO’s, and copyright assignments and (b) taking such other steps as Lender may deem reasonably necessary or appropriate and wherever required or permitted by law in order to perfect or preserve the Lender’s first priority Security Interest and lien in the Collateral.

7.16 Payroll. Lender shall select and appoint a mutually approved entertainment payroll company for the Picture. Extreme Reach Crew Services, Inc. is hereby pre-approved.

7.17 Line Producer & Accountant. Lender shall select and appoint a mutually approved line producer and accountant(s) for the Picture. Lender hereby confirms the requirement of Summer Moore to oversee physical production.

7.18 Post Production. Borrower shall utilize Choice Films and Platinum Platypus for all post-production services through delivery.

7.19 Payments from Distributors. At all times (including, without limitation, after the occurrence of an Event of Default hereunder) prior to the full, timely and indefeasible repayment of the Indebtedness hereunder, Borrower shall supervise and monitor the performance of and payments from Distributors under the Distribution Agreements, and Borrower shall keep true, full and complete books and records of such payments and of all production costs of the Picture, which books and records shall be in accordance with good and generally accepted accounting practices in the motion picture industry. Until such time as the Indebtedness is indefeasibly repaid in full under this Agreement and the Direction to Pay between Sales Agent and Borrower has been fully executed, Borrower shall pay all amounts payable to Borrower under any Distribution Agreement or from any other exploitation of the Picture in good and collected funds in Dollars, directly to the Collection Account. If any Distributor shall pay any such amounts to Borrower, Borrower shall receive such amounts as trustee for Lender and promptly upon receipt thereof shall remit such amounts (or cause such amounts to be remitted) to the Collection Account. Proceeds paid to the Collection Account shall not be credited against the Indebtedness until received by Lender in the Lender Account.

7.20 COVID-19. Borrower shall use all necessary efforts to ensure that all cast, crew, and any other personnel working on the Picture shall execute waivers or acknowledgements with respect to any COVID-19 related risks and claims. The parties acknowledge that such shall be subject to and in accordance with the rules and requirements set forth by all applicable unions or guilds and as required by federal and state governments and law.

7.21 Conditions Subsequent. The following shall be deemed necessary conditions subsequent to any funds being disbursed hereunder this Agreement after the corresponding date thereof:

7.21.1 Execution of the Direction to Pay no later than the first payment for Sales Agent (excluding the Sales Agent Budgeted Marketing Fee) will be paid per the terms of the Sales Agency Agreement.

7.21.2 CAMA. Execution of CAMA no later than thirty (30) days from execution of this Agreement.

8. NEGATIVE COVENANTS.

8.1 Written Consent. Borrower hereby covenants and agrees that, so long as this Agreement is in effect and until Borrower’s obligations to Lender hereunder are fully paid, performed and discharged, Borrower will not, and will not allow any Person to, without first having procured the written consent of Lender:

8.1.1 Terminate, amend, alter or modify, or consent to or permit the termination, amendment, alteration or modification of any agreement referred to herein or forming part of Lender’s Security Interest in any manner, or enter into any other agreement, that would adversely affect or lessen any of the rights granted to Lender under this Agreement, or under any instruments, documents or agreements executed by Borrower in connection herewith;

8.1.2 Wind up, liquidate or dissolve its affairs, or sell, lease, license, transfer, or otherwise dispose of or grant an interest in all or a substantial part of its properties and assets, or change its company or trade name or modify its company existence;

8.1.3 Create, assume or suffer to exist any security interest, mortgage, pledge, encumbrance, assignment, lien or charge of any kind upon the Collateral (other than the Permitted Encumbrances);

8.1.4 Except as provided in paragraph 4 of this Agreement, otherwise sell, assign, encumber, grant a security interest in, transfer or allocate any or all of the Collateral (including, without limitation, the Proceeds) to any Person other than Lender; or

8.1.5 Permit any Proceeds to be applied to any tax liability for which Borrower is liable; or

8.1.6 Permit a marketing spend by a Sales Agent or Distributor in connection with the Picture that is not fully deferred behind recoupment of all Indebtedness owed by Borrower to Lender.

8.2 Use of Funds. Borrower shall not use any funds disbursed by Lender under the Loan for any purpose or thing except to pay the costs of production and delivery of the Picture in accordance with the Budget, to repay bridge loans and any interest thereon, to pay Sales Agent the Sales Agent Budgeted Marketing Fee and to pay Lender’s costs and expenses specified in paragraphs 7.5 and 7.7 hereof. Borrower shall remit (or caused to be remitted) to the Lender any production funds, whether consisting of Contingency or otherwise, which are unspent after delivery of the Picture has been effected to all Distributors and the Lender shall apply such production funds indefeasibly paid to it in reduction of the Indebtedness. Notwithstanding anything to the contrary contained herein, Lender acknowledges and agrees that after delivery of the Picture has been effected to all Distributors up to $75,000 of the unspent Contingency, if any, shall be allocated to Borrower towards payment of a portion of the deferred producer fees payable to Ellen Wander, Jordan Dykstra and Summer Crockett in connection with the Picture (the “Producer Deferred Contingency Payment”). Lender acknowledges and agrees that the only requirement to release the Producer Deferred Contingency Payment is completion and delivery of the Picture. After payment of the Producer Deferred Contingency Payment, any remaining Contingency, if any, shall be payable to Lender and reduce the Indebtedness accordingly.

9. EVENTS OF DEFAULT.

9.1 Specified Events of Default. Each of the following specified events hereby constitutes and is herein referred to individually as an “Event of Default,” it being understood that an Event of Default shall not be deemed to have occurred until the cure period set forth in the applicable subparagraph below, if any, shall have expired, other than with respect to the calculation of Default Interest if such Event of Default is not cured within the applicable cure period:

9.1.1 Borrower’s failure to make (or cause to be made) any payments to Lender hereunder when the same are due, including without limitation, payment of the Commitment Amount (and Default Interest, if any), by the Maturity Date; or

9.1.2 Borrower’s failure to maintain (or cause to be maintained) in full force and effect the policies of insurance as provided in paragraph 7.10 hereof for the full periods required by Lender; provided, however, if a policy is terminated for some reason other than by a default of Borrower, Borrower shall have five (5) Business Days to reinstate or replace such policy; or

9.1.3 Default in the due and timely observance or performance of the terms, provisions, covenants, conditions, agreements or obligations of Borrower contained in this Agreement, the Promissory Notes or in any other agreement relating to the Loan or the Collateral which would materially adversely affect the validity, perfection or priority of the Lender’s Security Interest in the Collateral, or the value of the Collateral or the Promissory Notes; or

9.1.4 Borrower’s failure to perform or observe, in a due and timely manner, any of the other (i.e., other than those subject to the immediately preceding subparagraphs 9.1.1 through 9.1.3) material terms, provisions, covenants, conditions, agreements or obligations contained herein, in the Loan Documents or in any other agreement, contract, indenture, document or instrument executed, or to be executed, by Borrower in connection with this Agreement or pursuant hereto and which would have a material adverse effect on the ability or obligation of Borrower to perform its obligations under this Agreement and under the other Loan Documents to be executed by Borrower pursuant hereto; or

9.1.5 If any Uniform Commercial Code Financing Statement, Financial Statement or representation or warranty made by Borrower herein or otherwise in writing in connection with this Agreement or in connection with the instruments, documents and assignments to be executed by Borrower hereunder or pursuant hereto shall be false or untrue on the date made and which would have a material adverse effect on the ability or obligation of Borrower to perform its obligations under this Agreement and under the other Loan Documents to be executed by Borrower pursuant hereto; or

9.1.6 Default of any third party hereto in the observance or performance by such party of any material term, covenant, condition, warranty or representation made or agreed to in any agreement referred to herein or secured by Lender’s Security Interest hereunder which materially adversely affects Lender’s Security Interest hereunder, including, without limitation, the Picture’s production accountant and post-production accountant’s failure to follow certain reporting standards and guidelines as defined by the Lender; or

9.1.7 Suspension by Borrower of its business operations; or

9.1.8 If any warrant of attachment, execution or other writ in an aggregate amount of greater than FiftyThousand Dollars ($50,000) shall be issued or levied upon the proceeds payable pursuant to any agreement referred to herein or secured by Lender’s Security Interest hereunder, and such attachment, execution or other writ shall remain undischarged and unstayed for a period in excess of thirty (30) days or Borrower shall fail to post (or cause to be posted) an indemnity bond for the maximum liability pursuant to any such attachment, execution or other writ; or

9.1.9 If Borrower should become insolvent; or should be unable to pay its debts as they mature (including Borrower’s failure to pay the Indebtedness); or should make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets, or should file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; or should file an answer admitting the jurisdiction of any court and the material allegations of an involuntary petition filed pursuant to any Act of Congress relating to bankruptcy or reorganization; or should join in any such petition for an adjudication or for a reorganization or other arrangement; or should become or be adjudicated a bankrupt; or should apply for or consent to the appointment of or consent that an order be made appointing any receiver or trustee for itself or for any of its properties, assets or business; or if an order should be entered pursuant to any Act of Congress relating to bankruptcy or reorganization; or if a receiver or a trustee should be appointed otherwise than upon its own application or consent for all or a substantial part of its properties, assets or business and any such receiver or trustee so appointed is not discharged within sixty (60) days after the date of such appointment; or if an involuntary petition is filed and not dismissed within sixty (60) days after the date of such petition; or

9.1.10 If there shall exist or occur, and Lender shall notify Borrower of, any event or condition which in Lender’s good faith business judgment (exercised in Lender’s sole discretion) is an Event of Default or which would have a material adverse effect on the ability or obligation of Borrower to perform its material obligations under this Agreement and under the other Loan Documents to be executed by Borrower pursuant hereto; or

9.1.11 If final judgment or judgments for the payment of money aggregating in excess of Fifty Thousand Dollars ($50,000) shall be entered or affirmed by a court against Borrower, and Borrower shall not discharge the same or provide for its or their discharge in accordance with its or their terms or procure a stay of execution thereof within sixty (60) days from the date of entry thereof; or

9.1.12 If any Loan Document shall cease to be in full force and effect due to Borrower’s actions; or

9.1.13 If Borrower shall default under any Loan Document and such default is not cured with the proscribed cure period thereunder; or

9.1.14 If there shall exist any material change in lowering the Budget, financing structure, timing of production, including post-production, or the key production team of the Picture unless approved by Lender; or

9.1.15 Failure to complete Principal Photography for the Picture in strict conformity with the Budget, Production Schedule, and Cash Flow Schedule (on a non-precedential basis, subject to any suspensions/extensions due to events of force majeure);

9.1.16 Borrower’s failure to adhere to Lender’s approval rights as set forth in this Agreement; or

9.1.17 Subject to the Additional Financing Cap, Borrower receiving any other form of financing without Lender’s express written approval; or

9.1.18 The failure of Borrower to effect delivery of the Picture to Sales Agents and/or Distributors in accordance with the terms and conditions of the relevant Distribution Agreements; or

9.1.19 Any material change in the Budget, cash flow schedule, financing structure, timing of pre-production, production, and/or post-production, Borrower’s production team or other material element of the Picture that changes which is not approved by Lender would be an Event of Default in the Financing Documents.

9.2 Remedies. Upon the occurrence of any of the Events of Default set forth in paragraph 9.1 hereof, subject to any applicable cure period, all Indebtedness shall immediately become due and payable. At Lender’s option, upon the occurrence of any other Event of Default, and at any time thereafter if such Event of Default shall then be continuing:

9.2.1 Unless such Event of Default is cured within the time period (if any) provided for hereunder which such cure period shall be ten (10) days from receipt of written notice by Borrower from Lender specifying the actual Event of Default hereunder, Lender may terminate its obligations to advance funds to Borrower and/or the Indebtedness may, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, be forthwith called due and payable, if not otherwise then due and payable (anything herein or in the Promissory Notes or other agreement, contract, indenture, document or instrument contained to the contrary notwithstanding) and the Maturity Date shall be accelerated accordingly;

9.2.2 Lender may pursue the remedies afforded to Lender hereunder (including, without limitation, pursuant to paragraph 9.4 hereof) or under any of the documents executed in connection herewith, or any other remedy afforded to Lender by law or equity, and Lender may, at its option, do and perform all other acts and things necessary for the proper preservation and protection of Lender’s rights hereunder, solely with respect to the Collateral (and the receipts therefrom) or pursuant to any agreement secured by Lender’s Security Interest hereunder, all at the cost and expense of Borrower, which amount so expended shall constitute costs recoupable by Lender and secured as provided hereunder; and

9.2.3 Lender may, at its option, engage others to exercise or discharge any of its rights or obligations hereunder. The amounts payable to such others by Lender shall be recoupable by Lender and secured as provided in paragraph 7.5 and 7.7 hereof.

9.3 Attorney-in-Fact. Should an Event of Default occur hereunder, Borrower hereby irrevocably designates, constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution and with full and irrevocable power (which power shall be deemed coupled with an interest), in the place and stead of Borrower and in the name of the Borrower, Lender, or both of them, at any time or from time to time in the sole discretion of Lender: (i) to take over and complete production of the Picture and to lease, license, sell or otherwise dispose of the Picture and/or such distribution rights in and to the Picture and such rights therein as have not been disposed of on the date of such default by Borrower as permitted hereunder (or to engage others to do so with the costs and expenses thereof to be recoupable by Lender as provided in paragraph 7.5 and 7.7 hereof); (ii) to negotiate such lease, license, sale or other agreements and to enter into such agreements on behalf of Borrower on such terms and conditions (not in conflict with the terms and conditions of such agreements consistent with this Agreement with respect to the Collateral only as have theretofore been entered into by Borrower and which Lender has been made aware of) as Lender deems appropriate; (iii) to renegotiate a Distribution Agreement or such other agreements as Lender has a Security Interest in pursuant to paragraph 4 hereof as Lender in its sole and exclusive discretion deems proper; (iv) to require, demand, collect, receive, settle, adjust, compromise and to give acquittances and receipts for the payment of any and all monies payable pursuant to the a Distribution Agreement or such other agreements as Lender has a Security Interest in pursuant to paragraph 4 hereof and such licenses and agreements as Lender may enter into as aforesaid; (v) to file any claims and/or proofs of claim, to commence, maintain or discontinue any actions, suits or other proceedings deemed by Lender advisable for the purpose of collecting or enforcing payment of any such monies against the Collateral only; (vi) to endorse any checks, drafts or other orders or instruments for the payment of monies payable to Borrower in connection with the Collateral only which shall be issued in respect of such monies; (vii) to execute any and all such instruments, agreements or documents consistent herewith as may be necessary or desirable in the premises, and Lender shall promptly provide copies to Borrower of such instruments, agreements or documents so executed upon written request of Borrower, provided that failure to so provide such copies of documents shall not be a default hereunder; (viii) to apply any receipts so derived as herein provided; (ix) to exercise all rights available to it under the UCC; and (x) to have a receiver appointed and to sell the Collateral at a public or private sale. Lender, however, shall not be obligated to make any demand or present or file any claim or take any action authorized hereby. Borrower shall gather up and deliver to Lender all materials, books, records, documents and things of any nature required by Lender in the exercise of its rights hereunder upon Lender’s reasonable request. Any document executed by Lender on Borrower’s behalf pursuant to this Paragraph 9.3 shall be provided to Borrower within five (5) business days from execution thereof provided any inadvertent failure to do so shall not be deemed a breach of this Agreement by Lender.

10. MISCELLANEOUS.

10.1 Notices. All notices, requests, demands or other communications to the respective parties hereto shall be in writing and shall be deemed to have been given when received by the party to which sent and shall be addressed to Lender or Borrower, as the case may be, at their respective addresses shown opposite their signatures hereto. A courtesy copy of each notice sent by Borrower to Lender shall be sent to _________________________, Email _______________, Attn: ________________.

10.2 No Waiver; Amendments in Writing. Except as expressly provided herein to the contrary, no failure of, nor any delay on the part of, Lender or Borrower in exercising any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any other default of the same or of any other term or provision. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law or equity. Any amendment, modification or other change of this Agreement must be in writing and signed by the parties hereto.

10.3 Consent to Jurisdiction and Service of Process. Borrower (i) hereby irrevocably submits itself to the jurisdiction of the state courts of the State of California and to the jurisdiction of the United States District Court for the Central District of California, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Promissory Notes or any of the Loan Documents or the subject matter hereof or thereof brought by Lender or its successors or assigns and (ii) hereby waives, and agrees not to assert, by way of motion, a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court (provided, however, that the then applicable jurisdiction minimums are not waived), and (iii) hereby waives any offsets or counterclaims in any such action, suit or proceeding. Borrower hereby consents to service of process by registered mail at the address to which notices are to be given. Borrower agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of Lender. Final judgment against Borrower in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Borrower therein described or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that Lender may at its option bring suit, or institute other judicial proceedings against Borrower or any of its assets in any state or Federal court of the United States or of any country or place where Borrower or such assets may be found. Borrower further covenants and agrees that so long as this Agreement shall be in effect, it shall maintain a duly appointed agent for the receipt and acceptance on its behalf of service of summons and other legal processes, and upon failure to do so the clerk of each court to whose jurisdiction it has submitted shall be deemed to be its designated agent upon whom such process may be served on its behalf, and notification by the attorney for plaintiff, complainant or petitioner therein by mail or confirmed transmission by facsimile (with confirmation provided by the sender’s facsimile machine) or by e-mail (unless the sender has received a failure delivery notice and with confirmation of transmission provided by the sender’s e-mail) to Borrower of the filing of such suit, action or proceeding shall be deemed sufficient notice thereof.

10.4 Successors and Assigns. Lender may invite third parties to participate in the Loan without the consent of or notice to Borrower; provided, however, that, Borrower shall continue to make all payments due hereunder directly to Lender. Borrower may not assign any of its rights or obligations hereunder without the prior written consent of Lender and any purported assignment shall be void and of no force or effect. This Agreement shall be binding upon and inure to the benefit of Borrower and its permitted successors and assigns and Lender and its successors and assigns. The Borrower hereby acknowledges that the Lender, without the consent of the Borrower, may sell, transfer and otherwise assign all of Lender’s rights in this Agreement and the other Loan Documents including, without limitation, its rights in the Lender Account and the Collateral.

10.5 Severability. In case any one or more of the provisions hereof should be invalid, illegal or unenforceable in any respect, such provision(s) shall be curtailed and limited only to the extent necessary to bring it within the legal requirements and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the documents executed on or about the date hereof shall be construed in accordance with and be governed by the laws of the State of California. California law shall govern (i) the validity and interpretation of the Agreement, (ii) the performance of the parties of their respective obligations hereunder, and (iii) all other causes of action (whether sounding in contract or in tort) arising out of or relating to this Agreement or the termination of this Agreement.

10.7 Waiver of Jury Trial. To the extent permissible by law, Borrower and Lender each waives their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this agreement or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or any agent-related person, participant or assignee, whether with respect to contract claims, tort claims, or otherwise. The Borrower and Lender each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

10.8 Arbitration. Any dispute arising hereunder shall be resolved solely through binding arbitration, before a single arbitrator familiar with entertainment law, and conducted in Los Angeles, California under and pursuant to the JAMS Streamlined (for claims under US$250,000.00) or the JAMS Comprehensive (for claims over US$250,000.00) Arbitration Rules and Procedures (“JAMS Rules”), as said rules may be amended from time to time. The parties agree to accept service of process in accordance with JAMS Rules. The arbitrator shall issue a written opinion that includes the factual and legal basis for any decision and award within thirty (30) days from the date the arbitration hearing concludes. Each party hereby irrevocably submits to the jurisdiction and venue in the state or federal courts of the State of California in the City and County of Los Angeles for all purposes, including, but not limited to, in connection with any petition to confirm an arbitration award obtained pursuant to this Paragraph. Any award shall be final, binding, and non-appealable. The arbitration will be confidential and conducted in private, and will not be open to the public or media. No matter relating to the arbitration (including but not limited to, the testimony, evidence or result) may be: (i) made public in any manner or form; (ii) reported to any news agency or publisher; and/or (iii) disclosed to any third party not involved in the arbitration. The prevailing party in any dispute shall be entitled to reimbursement of its reasonable outside attorneys’ fees and costs.

10.9 Entire Agreement; Counterparts. This Agreement, the Promissory Notes and the documents, instruments and agreements delivered (or, as the case may be, to be delivered) pursuant hereto shall constitute the entire agreement between the parties hereto with respect to the Loan and shall supersede all other agreements written or oral with respect thereto including, but not limited to the term sheet between the parties dated October 20, 2020, as amended (the “Term Sheet”). In the event of a conflict between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall control and prevail. This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or transmitted electronically in either a Tagged Image Format File (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart of this Agreement. No party has relied on any representation and/or warranty not expressly set forth herein.

10.10 Confidentiality. The terms of this Agreement are strictly confidential and the parties hereto agree not to disclose the terms contained herein to any third party without the prior written consent of the other party except that each party may disclose such terms to its officers, directors, members, managers, attorneys, other secured financiers, and other lenders or investors, also governmental entities and other parties with a right to access such information, including guilds or parties required by law.

10.11 No Third Party Beneficiaries. This Agreement is not made for the benefit of any third party or parties.

10.12 Relationship of Parties. The relationship between Borrower and Lender hereunder is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, on the one hand, and Lender, on the other hand, to be other than that of debtor and creditor.

10.13 Setoff. Nothing in this Agreement shall be deemed to constitute a waiver or prohibition of Lender’s right of banker’s lien or setoff and Borrower hereby expressly acknowledges that Lender has such right, it being understood and agreed that Lender shall not use the Commitment Amount to set off against any non-Picture related obligations of Borrower to Lender.

10.14 Premiere; One Sheet; Press Release. Borrower shall use reasonable commercial good faith efforts to cause the Distributor of the Picture to provide the Lender with six (6) tickets to the U.S. premiere and any festival screenings of the Picture, if any; provided that any failure to so provide such tickets shall not be a breach hereof. Borrower shall provide Lender with one (1) high quality “one-sheet” (or electronic file thereof) for the Picture, if available, which Lender may use for its own marketing purposes, subject to any third party obligations. Borrower shall reference “828 Media Capital” as financier in any press releases regarding the Picture.

10.15 Credits. Provided that Lender funds the Loan in accordance with the terms of this Agreement:

10.15.1 Lender shall receive an animated logo credit on screen, on all positive prints of the Picture, in the first position, other than the distributors for the Picture, prior to the main titles of the Picture as well as a static bug logo in paid ads, and tied to all others (excluding distributors) getting animated and static bug logos in all respects.

10.15.2 A bug logo in the end credits of the Picture, tied to all others (excluding distributors) receiving a bug logo in the end credits in all respects.

10.15.3 Lender shall receive a company credit on screen, on all positive prints of the Picture, in the main titles of the Picture (i.e., wherever all producer credits appear) in first position among in association with company credits, and regular billing block portion of all paid advertising and publicity relating to the Picture in the form of “In Association with ______________” and tied to all others receiving in association with company credits in all respects.

10.15.4 Lender shall receive two (2) executive producer credits (to persons designated by Lender in Lender’s sole discretion), on screen, on all positive prints of the Picture, in the main titles of the Picture (i.e., wherever all producer credits appear), on one (1) card shared only with each other, and in paid ads in first and second position among all executive producers, and tied in all respects to any other party receiving an executive producer credit.

10.15.5 Excluding distributors, all credits are on a most favored nations basis with other companies and producers, as applicable.

10.15.6 All other aspects of the above credits shall be in Borrower’s and distributors’ sole discretion. No casual or inadvertent failure to comply with the credit provisions set forth in this paragraph 10.15 shall be deemed a breach by Borrower provided that upon receipt of written notice from Lender of Borrower’s failure to properly accord credit as specified herein, Borrower shall take such steps as are reasonably practicable to cure such failure on a prospective basis except with respect to any materials already in existence.

10.15.7 Lender, and its designees, shall be entitled to set visits during production of the Picture provided that due to Covid-19 all set fits must be approved by Borrower and are subject to Covid-19 safety protocols and rules. Lender (or its designees) shall be responsible for all travel, accommodations and expenses for all set visits.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the Effective Date.

“BORROWER”		“LENDER”

Address		Address
Attn:		Attn:

By:		By:
Its:	Authorized Agent	Its:	Authorized Agent

Loan and Security Agreement (The Requin) – Signature Page

EXHIBIT “A”

[Budget]

A-1

EXHIBIT “B”

[Copyright Mortgage]

B-1

EXHIBIT “C”

[Power of Attorney]

C-1

EXHIBIT “D”

[Borrowing Certificate]

D-1

EXHIBIT “E”

[Promissory Note]

E-1